UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 19, 2010 (January 13, 2010)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34542	86-0891931
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province 475002
People’s Republic of China

(Address of Principal Executive Offices)

(+86) 378-2925211
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed in our current report on Form 8-K, filed August 18, 2009, Henan Tonghai Fluid Equipment Co., Ltd. (“Henan Tonghai”), a wholly-owned subsidiary of China Valves Technology, Inc. (the "Company"), entered into an equity transfer agreement (the “Equity Transfer Agreement”) with the equity owners (the “Owners”) of Yangzhou Rock Valve Lock Technology Co., Ltd. (“Yangzhou Rock”) to acquire 100% equity interests of Yangzhou Rock for a total cash consideration of $7.3 million. On January 13, 2010, Henan Tonghai and the Owners entered into an asset purchase agreement (the “Asset Purchase Agreement”), pursuant to which, among others, the parties agreed to 1) terminate the Equity Transfer Agreement effective immediately, and 2) sell all of the assets of Yangzhou Rock to Henan Tonghai for a cash price of $7.3 million. The Company issued a press release on January 19, 2010 announcing the completion of acquisition of Yangzhou Rock. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

To the extent required by Item 1.02 of Form 8-K, the information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 13, 2010, pursuant to the terms set forth in the Asset Purchase Agreement, the Company formally completed the acquisition of all of the assets of Yangzhou Rock for $7.3 million in cash.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit	Description

10.1	English Translation of Asset Purchase Agreement, dated January 13, 2010, by and among Henan Tonghai Fluid Equipment Co., Ltd., Guichun Xie, Lizhen Huang and Lanzhou Sufa Technology Co., Ltd.

99.1	Press release, dated January 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: January 19, 2010

/s/ Siping Fang
Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	English Translation of Asset Purchase Agreement, dated January 13, 2010, by and among Henan Tonghai Fluid Equipment Co., Ltd., Guichun Xie, Lizhen Huang and Lanzhou Sufa Technology Co., Ltd.

99.1	Press release, dated January 19, 2010